UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016 (August 1, 2016)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In January 2015, the compensation committee of the board of directors (the “Committee”) of Key Energy Services, Inc. (the “Company”) approved a temporary compensation reduction program for certain employees (the “Temporary Reduction Program”). The Temporary Reduction Program was previously described within the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2015 and again within the Company’s first Amendment to its Annual Report on Form 10-K/A filed with the SEC on April 20, 2016. In summary, the Temporary Reduction Program generally decreased base salaries for the Company’s corporate office employees at a rate of five percent (5%). With respect to the Company’s current named executive officers, the Temporary Reduction Program reduced base salaries by ten percent (10%) for Mr. Robert Drummond (the Company’s President and Chief Executive Officer, seven percent (7%) for Mr. J. Marshall Dodson (the Company’s Senior Vice President, Chief Financial Officer and Treasurer) and seven percent (7%) for Mr. Jeffrey S. Skelly (the Company’s Senior Vice President of Operations). The Temporary Reduction Program impacted base salaries for employees (including the named executive officers) on February 22, 2015 through August 1, 2016.

Effective August 1, 2016, the Committee approved the termination of the Temporary Reduction Program and the reinstatement of the annual base salaries for the named executive officers to the levels that were applicable immediately prior to the implementation of the Temporary Reduction Program (with the exception of Mr. Drummond, noted below), effective immediately and on a going-forward basis. None of the Company’s named executive officers had received a base salary increase for the 2016 calendar year other than Mr. Drummond, who received a base salary increase in connection with his promotion to the Company’s President and Chief Executive Officer position on March 5, 2016 (although his 2016 base salary increase was also subject to the same ten percent (10%) reduction that was imposed upon his 2015 base salary). The current amount of the annual base salary for each of the Company’s current named executive officers following the termination of the Temporary Reduction Program is as follows: Mr. Drummond’s base salary was reinstated to $750,000 from $675,000; Mr. Dodson’s base salary was reinstated to $375,000 from $348,750; and Mr. Skelly’s base salary was reinstated to $350,000 from $325,500.

Effective August 1, 2016, Mr. Skelly will no longer serve as the Company’s Senior Vice President of Operations. Mr. Skelly will remain an employee of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Key Energy Services, Inc.

Date: August 5, 2016	By:	/s/ J. Marshall Dodson
J. Marshall Dodson Senior Vice President and Chief Financial Officer